Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

VCI Global Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value	(1)	Other	111,573,730	$1.66	$185,212,391.80	0.0001381	$25,577.83

Total Offering Amounts:							$185,212,391.80		25,577.83
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$25,577.83

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares, no par value, or the Ordinary Shares, that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of an aggregate of 111,573,730 of the Registrant’s Ordinary Shares, consisting of (i) up to 100,000,000 Ordinary Shares (the “ELOC Purchase Shares”) that may be issued and sold to Hudson Global Ventures, LLC (“Hudson”) from time to time pursuant to the Equity Purchase Agreement dated September 23, 2026 between the Company and Hudson (the “EPA”), (ii) up to 1,171,875 Ordinary Shares (the “ELOC Warrant Shares”) issuable upon exercise of warrants issued to Hudson in connection with the execution of the EPA, (iii) up to 2,591,464 Ordinary Shares (the “Dune Conversion Shares”) issuable upon conversion of the secured convertible promissory note issued to Dune Equity Holdings LLC (“Dune”), (iv) up to 2,591,464 Ordinary Shares (the “FirstFire Conversion Shares”) issuable upon conversion of the secured convertible promissory note issued to FirstFire Global Opportunities Fund LLC (“FirstFire”), (v) up to 3,472,561 Ordinary Shares (the “Dune Warrant Shares”) issuable upon exercise of warrants issued to Dune, (vi) up to 1,710,366 Ordinary Shares (the “FirstFire Warrant Shares”) issuable upon exercise of warrants issued to FirstFire, (vii) 18,000 Ordinary Shares (the “Dune Commitment Shares”) issued to Dune as a commitment fee, and (viii) 18,000 Ordinary Shares (the “FirstFire Commitment Shares”) issued to FirstFire as a commitment fee. All 111,573,730 Ordinary Shares are to be offered for resale by the Selling Shareholders named in the prospectus contained in this Registration Statement on Form F-1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high ($1.72) and low ($1.60) sale prices of the Registrant’s Ordinary Shares on the Nasdaq Capital Market on September 28, 2026.